I

Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2026 SECOND QUARTER RESULTS

Sequential and YoY Revenue Growth Driven by Steady Production Levels

Significant Sequential Improvement in Net Income Supported by Production Efficiencies

Reduced Debt by $20 Million and Returned $4.9 Million to Shareholders

Board of Directors Approves Dividend of $0.21 per Share

CHATTANOOGA, Tennessee, August 5, 2026/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced financial results for the second quarter ended June 30, 2026, and provided updates on its global strategic initiatives.

Q2 2026 Financial Results vs. Q2 2025

●	Revenue: $240.0 million, a 12.1% increase from $214.0 million
●	Gross Profit: $35.9 million, a 3.9% increase from $34.6 million
●	Gross Margin: 15.0%, a 120 basis-point decrease from 16.2%
●	SG&A Expenses: $25.2 million, a 7.6% increase from $23.4 million
●	Net Income: $7.3 million, a 14.1% decrease from $8.5 million
●	Diluted EPS: $0.63 per share, a decrease of 13.7% from $0.73 per diluted share

Second Quarter Business Highlights

●	Delivered strong sequential and year-over-year revenue growth as the Company matched production to meet sustained order intake.
●	Significant sequential improvement in net income, capitalizing on production efficiencies.
●	Reduced debt by $20 million since the end of the first quarter of fiscal 2026, with no outstanding balance on the Company’s credit facility, strengthening the balance sheet and providing greater financial flexibility to execute on long-term strategic priorities.
●	Strong cash flow generation supported strategic capital allocation, the return of $4.9 million to shareholders in the form of dividends and share repurchases, and continued investment in the business, most notably the capacity expansion at Ooltewah, which remains on schedule.

“In the second quarter we were extremely pleased to deliver strong sequential and year-over-year revenue growth, even in a inconsistent macro environment,” said William G. Miller II, Chief Executive Officer. “Our pragmatic approach to maintaining steady production and healthy inventory levels in our distribution channel is beginning to pay off. As we move into the second half of the year, we believe these current production levels are sustainable. I also want to recognize our dedicated operations team for their outstanding execution in controlling labor costs and implementing manufacturing efficiencies. We are carrying those operational improvements forward, positioning the Company for higher levels of profitability in more favorable demand conditions.”

Mr. Miller continued, “Most importantly, during the quarter, we generated substantial cash flow, which allowed us to execute on our strategic capital allocation priorities. During the second quarter, we reduced our total debt balance by $20 million, resulting in greater financial flexibility to expand capacity in Ooltewah, and return capital to shareholders through our industry leading dividend and share repurchase program. We are encouraged by the strong foundation we have built in the first half of this year and remain confident in our ability to deliver on our full year 2026 outlook.”

Omars Update

Continued solid initial results from Omars reinforce confidence that the acquisition will be accretive in the first year, despite a negative impact of approximately $0.11 per diluted share from recognition of non-cash acquisition-related expenses in the quarter, based on preliminary valuation estimates. These non-cash acquisition-related expenses were primarily tied to adjustments of equipment to fair market value and amortization of the estimated intangible value of customer relationships. The majority of the expenses related to the Company’s acquisition and integration of Omars were recognized in the first and second quarters.

Ooltewah, TN Manufacturing Capacity Expansion

To support future growth, European demand, and defense production commitments, Miller Industries previously announced the addition of a new 200,000+ sq ft facility at its Ooltewah headquarters site, at a cost of approximately $100 million. Miller Industries anticipates funding the majority of this expansion through operating cash flow over the next several years.

This expansion is intended to:

1.	Increase Overall Production Capacity and Efficiency
●	As distributor inventories have returned to historically average levels, the Company plans to maintain production volumes in the second half of 2026 to meet anticipated steady retail activity.
●	The new facility will significantly expand output capacity to meet growing domestic and international demand, and reinforce Miller Industries as the global leader in the heavy‑duty recovery market.
●	In particular, the expansion will increase output capacity for heavy‑duty recovery units, which remain the Company’s largest global export.
2.	Support European Demand Through U.S. Backfill, Integrated Capacity, and Regional Expansion
●	U.S. production will continue to serve as a critical backbone for European demand with the addition of Omars, the expansion of Jige’s heavy‑duty integration facility, and production enhancements at the Company’s Boniface facility, all of which will help ensure production stability, improved lead times, and a fully integrated supply strategy globally.
3.	Prepare for Higher-Volume Global Military Production
●	With military commitments now surpassing $200 million, and additional global RFQs underway, the new facility will be capable of supporting higher-volume global defense‑grade recovery vehicle production.
●	Military programs production is scheduled to begin in 2027 and accelerate into 2028 and 2029, requiring enhanced capacity, specialized equipment, and advanced production flow capabilities.

Return of Capital to Shareholders

The Company’s Board of Directors approved a quarterly cash dividend of $0.21. The dividend is payable September 15, 2026, to shareholders of record as of September 8, 2026, and represents the sixty-third consecutive quarter that Miller Industries has paid a dividend. Additionally, Miller Industries repurchased approximately $2.5 million of stock during the second quarter of 2026.

2026 Guidance and Production Outlook

The Company is re-affirming its previously issued revenue guidance of $850 million to $900 million for full year 2026 and expects earnings per share to be generally in line with full year 2025 results.

Miller Industries expects production volumes to remain steady in the second half of 2026. Gross margins are expected to return to historical levels in the mid-13% range for full year 2026, with revenue mix continuing to shift toward historical levels of bodies and chassis.

The statements in the 2026 guidance and production outlook provided above are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Conference Call

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, August 6, 2026, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/dWQVqgwq5RK

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through Thursday, August 20, 2026. The replay number is 1-844-512-2921, Passcode 116408.

About Miller Industries, Inc.

Miller Industries is The World’s Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Omars™, Titan® and Eagle®.

Forward-Looking Statements

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include, without limitation: any statements relating to our 2026 guidance and expected order intake and production levels (including under the heading “2026 Guidance and Production Outlook”); the growth and effect of the drivers of our long-term business performance; our future production capacity expansion plans (including the source of funding for the expansion, timing thereof and anticipated impact of the expansion on our business); future customer demand levels; acquisition related costs and the success and timing of integration plans associated with Omars; our anticipated priorities relating to capital allocation; expectations regarding the industry cost environment and the Company’s cost control and operational efficiency initiatives; and any potential upside from pending military contracts and their potential effect on revenue and earnings growth. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: our dependence upon outside suppliers for component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products leaves us subject to changes in price and availability, the cadence and quantity of deliveries from our suppliers, and delays in receiving supplies of such materials, component parts or chassis; our customers’ and towing operators’ access to capital and credit to fund purchases; the continuing impact of existing tariffs, the implementation of new or increased tariffs and any resulting trade wars, and any resulting macroeconomic uncertainty; the rising costs of equipment ownership, including continuing increases in insurance premiums and elevated interest rates that have added cost pressures to our end users, and fluctuations in the value of used trucks; macroeconomic trends, availability of financing, and changing interest rates; our customers’ ability to fund purchases of our products; various international political, economic and other uncertainties, including as a result of new or ongoing military conflicts in the Middle East and Ukraine, which may continue to adversely impact our customer spending patterns; volatility in fuel and other transportation costs, including as a result of the geopolitical tensions in the Middle East and the disruptions in international shipping through the Strait of Hormuz; increases in the cost of skilled labor; risks relating to our indebtedness, including our ability to maintain compliance with the covenants in our credit facility; special risks from our sales to U.S. and other governmental entities through prime contractors; the cyclical nature of our industry and changes in consumer confidence and in economic conditions in general; changes in insurance costs and weather conditions; competition in our industry and our ability to attract or retain customers; changes in government regulations, including environmental and health and safety regulations; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in the tax regimes and related government policies and regulations in the countries in which we operate; our dependence on the continued participation and level of service of our numerous independent distributors; the catastrophic loss of one of our manufacturing facilities; risks relating to acquisitions; environmental and health and safety liabilities and requirements; failure to comply with domestic and foreign anti-corruption laws; loss of the services of our key executives; the effects of regulations relating to conflict minerals; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; fluctuations of our stock price and involvement with activist shareholders; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; risks related to our use of artificial intelligence, including generative artificial intelligence and machine learning; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2026	2025	Change	2026	2025	Change
NET SALES	$239,993	$214,032	12.1%	$420,855	$439,682	(4.3)%

COSTS OF OPERATIONS	204,057	179,446	13.7%	359,238	371,153	(3.2)%

GROSS PROFIT	35,936	34,586	3.9%	61,617	68,529	(10.1)%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	25,176	23,404	7.6%	49,125	46,664	5.3%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	352	294	19.7%	498	389	28.0%

Other (Income) Expense, Net	338	(479)	170.6%	324	(682)	147.5%

Total Expense, Net	25,866	23,219	11.4%	49,947	46,371	7.7%

INCOME BEFORE INCOME TAXES	10,070	11,367	(11.4)%	11,670	22,158	(47.3)%

INCOME TAX PROVISION	2,801	2,909	(3.7)%	3,848	5,635	(31.7)%

NET INCOME	$7,269	$8,458	(14.1)%	$7,822	$16,523	(52.7)%

BASIC INCOME PER SHARE OF COMMON STOCK	$0.64	$0.74	(13.5)%	$0.69	$1.44	(52.1)%

DILUTED INCOME PER SHARE OF COMMON STOCK	$0.63	$0.73	(13.7)%	$0.68	$1.42	(52.1)%

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.21	$0.20	5.0%	$0.42	$0.40	5.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,377	11,459	(0.7)%	11,382	11,454	(0.6)%
Diluted	11,521	11,600	(0.7)%	11,522	11,611	(0.8)%

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2026 (Unaudited)	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,635	$44,682
Accounts receivable, net of allowance for credit losses of $1,994 and $1,876 as of June 30, 2026 and December 31, 2025, respectively	224,984	198,261
Inventories, net	157,307	184,231
Prepaid expenses	15,772	12,409
Total current assets	453,698	439,583
NON-CURRENT ASSETS:
Property, plant and equipment, net	127, 977	123,808
Right-of-use assets - operating leases	2,544	276
Goodwill	20,258	20,073
Other assets	4,575	5,927
TOTAL ASSETS	$609,052	$589,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,146	$2,246
Accounts payable	127,385	78,548
Accrued liabilities	54,257	55,602
Current portion of operating lease obligation	745	176
Total current liabilities	184,533	136,572
NON-CURRENT LIABILITIES:
Long-term obligations	1,023	31,055
Non-current portion of operating lease obligation	1,799	100
Deferred income tax liabilities	1,604	1,370
Total liabilities	188,959	169,097

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value per share:
Authorized – 5,000,000 shares, Issued and outstanding – none	—	—
Common stock, $0.01 par value per share:
Authorized – 100,000,000 shares, Issued and outstanding – 11,352,184 and 11,371,730 shares as of June 30, 2026 and December 31, 2025, respectively	114	114
Additional paid-in capital	149,736	153,046
Retained earnings	271,838	268,798
Accumulated other comprehensive loss	(1,595)	(1,388)
Total shareholders’ equity	420,093	420,570
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$609,052	$589,667